EXHIBIT 16.1

                        LETTERHEAD OF COMISKEY & COMPANY





November 25, 2002




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Helix BioMedix, Inc.
       File No. 33-20897-D


Dear Sirs:

     We have read the disclosures made in Item 4 of the report on Form 8-K of Helix BioMedix, Inc. (the "8-K Report") dated November 25, 2002, and agree with the statements contained therein.


Very truly yours,


COMISKEY & COMPANY
PROFESSIONAL CORPORATION


By: /s/ Jennifer Maliar
    -------------------------
    Jennifer Maliar, C.P.A.